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                                                                    EXHIBIT 99.1


                           [CONCORD CAMERA CORP. LOGO]



CONTACT:                   OR               LENS' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                        THE EQUITY GROUP INC.
HARLAN PRESS                                ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200


                              FOR IMMEDIATE RELEASE
           CONCORD CAMERA CORP. ANNOUNCES NOTICE FROM NASDAQ REGARDING
                              POTENTIAL DELISTING



HOLLYWOOD, FLORIDA - NOVEMBER 24, 2004 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENS) announced today that on November 23, 2004, the Company received a notice from the Nasdaq Listing Qualifications staff (the "staff") indicating that because The Nasdaq Stock Market ("Nasdaq") had not received Concord's Form 10-Q for the first quarter of Fiscal 2005 which ended October 2, 2004, Concord is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(14). As a result, Concord's securities are subject to delisting from the Nasdaq Stock Market at the opening of business on December 2, 2004 unless Concord requests a hearing in accordance with Nasdaq's Marketplace Rule 4800 Series. In addition, as a result of Concord's filing delinquency, a fifth character, "E", will be appended to its trading symbol; accordingly, Concord's trading symbol will be changed from LENS to LENSE at the opening of business on November 26, 2004.

As previously announced by Concord on November 8, 2004, the conversion of Concord's management information systems in August 2004 from its existing Legacy systems to a new worldwide, fully integrated Enterprise Resource Planning ("ERP") software system resulted in inefficiencies and delays in providing certain information necessary to complete the Company's Quarterly Report on Form 10-Q. The Company is working diligently to complete the financial statements and file its Form 10-Q for the first quarter of Fiscal 2005 as soon as possible.

Concord plans to appeal the staff's determination and request a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. Concord's securities will remain listed pending the result of such appeal.

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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp., through its subsidiaries, is a global producer of popularly priced, digital, 35mm traditional and single use cameras. Concord markets its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK. Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the Peoples Republic of China, the United Kingdom, Japan and France and through independent sales agents. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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